      As filed with the Securities and Exchange Commission on April 4, 2005

                                                    Registration No. 333-_______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               -------------------

                        CHINA FINANCE ONLINE CO. LIMITED
             (Exact Name of Registrant as Specified in its Charter)

                               -------------------

          Hong Kong SAR                                   Not Applicable
 (State or Other Jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                        Identification No.)

                        China Finance Online Co. Limited
                         Room 610B, 6/F Ping'an Mansion
                             No. 23 Financial Street
                        Xicheng District, Beijing 100032
                                      China
                                (86-10) 6621-0425
               (Address and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

                               -------------------

                        CHINA FINANCE ONLINE CO. LIMITED
                            2004 STOCK INCENTIVE PLAN
                            (Full Title of the Plan)

                               -------------------

                              CT Corporation System
                          111 Eighth Avenue, 13th Floor
                            New York, New York 10011
                                 (212) 894-8940
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                               -------------------

                                    COPY TO:
                            Douglas C. Freeman, Esq.
                              O'Melveny & Myers LLP
                              Suite 1905, Tower Two
                                  Lippo Center
                              89 Queensway, Central
                                 Hong Kong, SAR
                                      China
                                 (852) 2523-8266

                               -------------------

                         CALCULATION OF REGISTRATION FEE

                                                                            PROPOSED MAXIMUM     PROPOSED MAXIMUM     AMOUNT OF
TITLE OF SECURITIES                                      AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING   REGISTRATION
TO BE REGISTERED(1)                                      REGISTERED(2)            UNIT                 PRICE             FEE
-------------------                                   -----------------    ------------------   ------------------   ------------
Ordinary Shares, par value HK$.001 per share
    2004 Stock Incentive Plan                          5,343,488 shares         $0.16(3)         $854,958.08(3)       $100.63(3)
    2004 Stock Incentive Plan                            320,000 shares         $1.04(3)         $332,800.00(3)       $39.17(3)
    2004 Stock Incentive Plan                          4,353,000 shares         $1.314(3)        $5,719,842.00(3)     $673.23(3)
    2004 Stock Incentive Plan                            672,000 shares         $1.188(4)        $798,336.00(4)       $93.96(4)
                                                      -----------------                                               ----------
    Total:                                            10,688,488 shares                                               $906.99

(1) The ordinary shares being registered hereby with respect to the China Finance Online Co. Limited 2004 Stock Incentive Plan (the "Plan") may be represented by the Registrant's American Depository Shares, each of which represents five ordinary shares. The American Depository Shares evidenced by American Depository Receipts issuable upon deposit of any of the ordinary shares registered hereby have been registered pursuant to a separate registration statement on Form F-6 filed with the Commission on October 5, 2004 (File No. 333-119530).

(2) This Registration Statement covers, in addition to the number of ordinary shares stated above, options and other rights to purchase or acquire the ordinary shares covered by the Prospectus and, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), an additional indeterminate number of shares, options and rights which by reason of certain events specified in the Plan may become subject to the Plan.

(3) Pursuant to Rule 457(h), the maximum offering price, per share and in the aggregate, and the registration fee for ordinary shares subject to outstanding stock options that have been granted under the Plan as of the date of this Registration Statement were calculated based upon the exercise prices of such stock options.

(4) Pursuant to Rules 457(h), the maximum offering price, per share and in the aggregate, and the registration fee for ordinary shares subject to future awards under the Plan were calculated based upon the average of the high and low prices of the Registrant's American Depository Shares on March 29, 2005, as reported on the Nasdaq National Market.

================================================================================

                                     PART I

                           INFORMATION REQUIRED IN THE
                            SECTION 10(a) PROSPECTUS


         The document(s) containing the information specified in Part I of Form S-8 (plan information and Company information) will be sent or given to employees as specified by Securities Act Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Securities Act Rule 424. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (Part II hereof), taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by China Finance Online Co. Limited (the "Company") are incorporated herein by reference:

         (a) The Company's Prospectus dated October 15, 2004, filed with the Commission pursuant to Rule 424(b) (registration number 333-119166), which includes audited financial statements for the Company's fiscal year ended December 31, 2003; and

         (b) The description of the Company's Ordinary Shares contained in the Company's Registration Statement on Form 8-A filed with the Commission on October 4, 2004 (which incorporates such description of the Ordinary Shares from the Company's Registration Statement on Form F-1 (registration number 333-119166), which description is also hereby incorporated by reference).

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES

         The Company's ordinary shares, par value HK$0.001 per share (the "Ordinary Shares"), are registered pursuant to Section 12 of the Exchange Act, and, therefore, the description of securities is omitted.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's articles of association provide that, subject to the Hong Kong Companies Ordinance (the "Ordinance"), every director or other officer of the Company shall be indemnified against any liability incurred by him in his capacity as such. However, directors and officers of the Company are not indemnified against any liability to the Company or a related company arising out of negligence, default, breach of duty or breach of trust with respect to the Company or a related company, unless such liability is incurred in defending any proceedings, whether civil or criminal, in which judgment is given in his favor, or in which he is acquitted, or in connection with any application in which relief is granted to him by the court pursuant to the Ordinance from liability for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company.

         Pursuant to the Company's form of Indemnification Agreement with officers and directors, the Company will agree to indemnify its directors and officers, to the extent permitted by Hong Kong law, against certain liabilities and expenses incurred by such persons in connection with claims by reason of their being such a director or officer.

         Pursuant to the Company's Purchase Option and Cooperation Agreement, China Finance Online (Beijing) Co., Ltd., or CFO Beijing, the Company's wholly owned subsidiary, has agreed to indemnify Jun Ning, the Company's chairman of the board of directors and chief executive officer, to the extent that he is subject to any legal or economic liabilities as a result of performing his obligations pursuant to his agreements with CFO Beijing.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         See the attached Exhibit Index at page 8.

ITEM 9.  UNDERTAKINGS

         (a)     The undersigned Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                     (i) To include any prospectus required by Section 10(a)(3)
                 of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events
                 arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

                     (iii) To include any material information with respect to
                 the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers and controlling persons of the Company pursuant to the provisions described in Item 6 above, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China on April 4, 2005.



                                    By: /s/ Jun Ning
                                        ------------------------------------
                                        Jun Ning
                                        Chairman and Chief Executive Officer


                                POWER OF ATTORNEY

     Each of the undersigned officers and directors of China Finance Online Co. Limited hereby severally constitutes and appoints Jun Ning and Sam Qian, and each of them singly, the true and lawful attorney with full power to them, and each of them singly, to sign for the undersigned and in his or her name in the capacities indicated below, any and all amendments, including post-effective amendments, to this Registration Statement, and generally to do all such things in the undersigned's name and behalf in such capacities to enable China Finance Online Co. Limited to comply with the applicable provisions of the Securities Act of 1933, as amended, and all rules and regulations thereunder, and all requirements of the Securities and Exchange Commission, and each of the undersigned hereby ratifies and confirms all that said attorneys or any of them shall lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on April 4, 2005.

                         SIGNATURE                                                   TITLE
                        -----------                                                 -------
                       /s/ Jun Ning                                  Chairman and Chief Executive Officer
 ----------------------------------------------------------              (principal executive officer)
                         Jun Ning

                      /s/ Hugo Shong                                               Director
 ----------------------------------------------------------
                        Hugo Shong

                     /s/ Lee Kheng Nam                                             Director
-----------------------------------------------------------
                       Lee Kheng Nam

                       /s/ Ling Wang                                               Director
-----------------------------------------------------------
                         Ling Wang

                     /s/ Fansheng Guo                                              Director
-----------------------------------------------------------
                       Fansheng Guo

                       /s/ Sam Qian                                President and Chief Financial Officer
-----------------------------------------------------------            (principal financial officer)
                         Sam Qian

                     /s/ Bingshi Zhang                                   Principal Accounting Officer
-----------------------------------------------------------
                       Bingshi Zhang


           SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES


       Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of China Finance Online Co. Limited, has signed this Registration Statement in New York, New York on April 4, 2005.


                                      Authorized Representative


                                      By: /s/ Donald J. Puglisi
                                          -------------------------
                                      Name:   Donald J. Puglisi
                                      Title:  Managing Director

                                  EXHIBIT INDEX

Exhibit
Number            Description of Exhibit
-------           ----------------------

4.1               China Finance Online Co. Limited 2004 Stock Incentive Plan, as amended (Incorporated by reference to Exhibit 10.1 to the Company's Registration Statement on Form F-1 filed with the Commission on
                  September 21, 2004 (Registration Number 333-119166).

4.2               Specimen of American Depositary Receipt (Incorporated by reference to the Registration Statement on Form F-6 (File No. 333-119530) filed with the Securities and Exchange Commission with respect to
                  American depositary shares representing ordinary shares).

4.3               Form of Deposit Agreement (Incorporated by reference to the Registration Statement on Form F-6
                  (File No. 333-119530) filed with the Securities and Exchange Commission with respect to American depositary shares representing ordinary shares).

5                 Opinion of O'Melveny & Myers LLP (Opinion re the validity of the Ordinary Shares being registered).

23.1              Consent of Deloitte Touche Tohmatsu Certified Public Accountants Ltd (Consent of Independent
                  Registered Public Accounting Firm).

23.2              Consent of O'Melveny & Myers LLP (included in Exhibit 5).

24                Powers of Attorney (included in this Registration Statement under "Signatures").